Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Immunic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee (2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	457(o)
Fees to be Paid	Other	Warrants	457(o)
Fees to be Paid	Other	Debt Securities	457(o)
Fees to be Paid	Other	Units(3)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$0	(4)	0.00014760	$0	(4)
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$250,000,000	(4)	0.00014760	$36,900	(4)

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)								S-3	333-250083	November 24, 2020
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)								S-3	333-250083	November 24, 2020
Carry Forward Securities	Other	Warrants	415(a)(6)								S-3	333-250083	November 24, 2020
Carry Forward Securities	Other	Debt Securities	415(a)(6)
Carry Forward Securities	Other	Units (3)	415(a)(6)								S-3	333-250083	November 24, 2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$162,299,419	(4)	0.001091			S-3	333-250083	November 24, 2020	$17,706.87	(4)
	Total Offering Amounts					$412,299,419			$54,606.87
	Total Fees Previously Paid								$54,606.87
	Total Fee Offsets								$0
	Net Fee Due								$0	(4)

(1)	The aggregate maximum offering price of all securities issued or issuable by Immunic, Inc. (the “Registrant”) that are registered pursuant to this Registration Statement shall not exceed $412,299,419. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The amount and price are exclusive of accrued interest, if any, on the debt securities. The amount to be registered and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Units may consist of one or more shares of common stock, preferred stock, debt securities, or warrants issued by the Registrant, other property, or any combination thereof.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering hereby $162,299,419 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-250083) filed on November 13, 2020 (the “Prior Registration Statement”). The registration fee of $17,706.87 relating to the Unsold Securities, which the Registrant previously paid, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant previously registered hereby the offer and sale of $250,000,000 of new securities for which the Registrant previously paid a registration fee of $36,900.